SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  June 3, 1998

                    ----------------------------------------


                            THERMO POWER CORPORATION
             (Exact name of Registrant as specified in its charter)


Massachusetts             1-10573                            04-2891371
(State or other         (Commission             (I.R.S. Employer Identification
jurisdiction of         File Number)                           Number)
incorporation or
organization)




81 Wyman Street
Waltham, Massachusetts                                           02254-9046
(Address of principal executive offices)                         (Zip Code)


                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)



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Item 5.  Other Events

         On June 3, 1998, Thermo Power Corporation (the "Company") issued a press release, attached hereto as Exhibit 99, to announce its intent to conduct a private offering of $150 to $200 million of its senior debt securities.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired: not applicable.

         (b)      Pro Forma Financial Information: not applicable.

         (c)      Exhibits

                  99       Press Release of the Company, dated June 3,
                           1998









                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 3rd day of June, 1998.



                                                   THERMO POWER CORPORATION


                                                   By:/s/ Jane E. Kirk
                                                      Jane E. Kirk
                                                      Assistant Clerk



EXHIBIT 99


                         THERMO POWER INTENDS TO CONDUCT
                       OFFERING OF SENIOR DEBT SECURITIES

         WALTHAM, Mass., June 3, 1998 -- Thermo Power Corporation (ASE-THP) announced today that it intends to conduct an offering of $150 to $200 million of senior debt securities with an expected maturity of seven to 12 years. This will be the first time ever that a Thermo Electron company has issued straight debt. The terms, conditions, and manner of any such offering will be determined by the company at the time of the offering. Thermo Electron Corporation (NYSE-TMO), which owns approximately 72 percent of the company's common stock, will provide a senior guarantee of the payment of such debt securities.

         The net proceeds from the offering would be used primarily to repay indebtedness to Thermo Electron incurred in connection with Thermo Power's November 1997 acquisition of Peek plc.

         The notes to be issued in such offering will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The company expects that, shortly after the offering of the notes, it will conduct an offer to exchange such notes for equivalent notes registered under the Securities Act, as amended. Any subsequent registered exchange offer for such notes would be made only by means of a prospectus.